Exhibit 99.1
MEDIAALPHA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021
FINANCIAL RESULTS
•Fourth quarter revenue of $162 million, down 15% year over year; Full year 2021 revenue of $645 million, up 10% year over year
•Fourth quarter Transaction Value of $245 million, down 5% year over year; Full year 2021 Transaction Value of $1 billion, up 25% year over year
•Fourth quarter Transaction Value from Property & Casualty down 24% year over year to $120 million; Full year 2021 Transaction Value from Property & Casualty up 19% year over year to $656 million
•Fourth quarter Transaction Value from Health up 29% year over year to $99 million; Full year 2021 Transaction Value from Health up 40% year over year to $245 million
•Announces agreement to acquire Customer Helper Team LLC (CHT), a leading provider of Medicare inquiries with deep expertise in social media marketing
Los Angeles, CA (February 24, 2022) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the fourth quarter and full year ended December 31, 2021.
“Our Transaction Value exceeded $1 billion in 2021, a 25% year-over-year increase. In our Health insurance vertical, we grew by 40% for the year and had our strongest quarter ever, driven by record carrier spend. We are also excited to announce the acquisition of CHT to further accelerate growth in our Health insurance vertical and extend our capabilities across social media channels,” said Steve Yi, CEO of MediaAlpha. “In our Property and Casualty (P&C) insurance vertical, conditions remained challenging, in line with our expectations. We remain very positive about the overall insurance industry’s long term, secular shift towards direct, online customer acquisition, and we continue to invest in our business to accelerate growth when the market recovers.”
Fourth Quarter 2021 Financial Results
•Revenue of $161.6 million, a decrease of 15% year over year;
•Transaction Value of $244.9 million, a decrease of 5% year over year;
•Gross margin of 15.7%, compared with 13.9% in the fourth quarter of 2020;
•Contribution Margin(1) of 16.6%, compared with 16.2% in the fourth quarter of 2020;
•Net loss was $4.0 million, compared with $13.2 million in the fourth quarter of 2020; and
•Adjusted EBITDA(1) was $13.2 million, compared with $18.2 million in the fourth quarter of 2020.
Full Year 2021 Financial Results
•Revenue of $645.3 million, an increase of 10% year over year;
•Transaction Value of $1.0 billion, an increase of 25% year over year;
•Gross margin of 15.7%, compared with 14.6% in 2020;
•Contribution Margin(1) of 16.7%, compared with 15.8% in 2020;
•Net loss was $8.5 million, compared with net income of $10.6 million in 2020; and
•Adjusted EBITDA(1) was $58.2 million, compared with $58.1 million in 2020.
(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for Q1 2022 reflects a year-over-year reduction in customer acquisition investments by our P&C insurance carrier partners due to the ongoing challenging market conditions. In our Health insurance vertical, we expect to continue to experience strong momentum as we deepen our relationships with key carriers. We do not anticipate material revenue or EBITDA contribution from CHT in the first quarter of 2022. Given uncertainty around the timing of the P&C market recovery, we do not believe it is prudent to provide full year 2022 guidance at this time.
For the first quarter of 2022, MediaAlpha currently expects the following:
•Transaction Value between $230 million - $245 million, representing a 10% year-over-year decline at the midpoint of the guidance range;
•Revenue between $135 million - $145 million, representing a 19% year-over-year decline at the midpoint of the guidance range;
•Adjusted EBITDA between $5.5 million - $7.5 million, representing a 61% year-over-year decline at the midpoint of the guidance range. We expect Adjusted EBITDA to decline at a greater rate than Transaction Value, Revenue and Contribution in the first quarter of 2022 due to our continued investment in our business and between $1 million - $2 million of incremental public company expenses as compared to the fourth quarter of 2021.
With respect to the Company’s projections of Contribution and Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Contribution or Adjusted EBITDA to the respective GAAP measures because the Company is unable to predict with reasonable certainty the reconciling items that may affect net income without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's fourth quarter and full year 2021 results and its financial outlook for the first quarter of 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available for two weeks following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation of growth once the P&C insurance market recovers, the expected benefits of the CHT acquisition, and our financial outlook for the first quarter of 2022. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on March 15, 2021, the Form 10-Q filed on May 14, 2021, the Form 10-Q filed on August 13, 2021, the Form 10-Q filed on November 12, 2021, and the Form 10-K as of and for the year ended December 31, 2021 to be filed on or about February 28, 2022. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, the Company believes that Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management team and board of directors. Each of Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

Press
DiGennaro Communications
MediaAlpha-Digennaro@digennaro-usa.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share data and per share amounts)

	As of December 31,
	2021 (unaudited)	2020
Assets
Current assets
Cash and cash equivalents	$50,564	$23,554
Accounts receivable, net of allowance for credit losses of $609 and $438, respectively	76,094	96,295
Prepaid expenses and other current assets	10,448	7,950
Total current assets	$137,106	$127,799
Intangible assets, net	12,567	15,551
Goodwill	18,402	18,402
Deferred tax assets	102,656	31,613
Other assets	19,073	16,972
Total assets	$289,804	$210,337
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	61,770	98,249
Accrued expenses	13,716	9,206
Current portion of long-term debt	8,730	—
Total current liabilities	$84,216	$107,455
Long-term debt, net of current portion	178,069	182,668
Liabilities under tax receivables agreement, net of current portion	85,027	22,498
Other long-term liabilities	4,058	2,834
Total liabilities	$351,370	$315,455
Commitments and contingencies (Note 7)
Stockholders' (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 41.0 million and 33.4 million shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	410	334
Class B common stock, $0.01 par value - 100 million shares authorized; 19.6 million and 25.5 million shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	196	255
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Additional paid-in capital	419,533	384,611
Accumulated deficit	(424,476)	(418,973)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(4,337)	$(33,773)
Non-controlling interests	(57,229)	(71,345)
Total stockholders' (deficit)	$(61,566)	$(105,118)
Total liabilities and stockholders' deficit	$289,804	$210,337

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Year ended December 31,
	2021 (unaudited)	2020	2019
Revenue	$645,274	$584,814	$408,005
Costs and operating expenses
Cost of revenue	543,750	499,434	342,909
Sales and marketing	22,823	20,483	13,822
Product development	15,195	12,449	7,042
General and administrative	61,357	32,913	19,391
Total costs and operating expenses	643,125	565,279	383,164
Income from operations	2,149	19,535	24,841
Other expense, net	3,841	2,302	—
Interest expense	7,830	7,938	7,021
Total other expense, net	11,671	10,240	7,021
(Loss) income before income taxes	(9,522)	9,295	17,820
Income tax (benefit)	(1,047)	(1,267)	—
Net (loss) income	$(8,475)	$10,562	$17,820
Net income attributable to QLH prior to Reorganization Transactions	—	19,166	17,820
Net (loss) attributable to non-controlling interest	(3,200)	(4,238)	—
Net (loss) attributable to MediaAlpha, Inc.	$(5,275)	$(4,366)	$—
Net (loss) per share of Class A common stock
-Basic	$(0.14)	$(0.14)	$—
-Diluted	$(0.19)	$(0.14)	$—
Weighted average shares of Class A common stock outstanding
-Basic	37,280,533	32,134,170	—
-Diluted	61,255,925	32,134,170	—

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year ended December 31,
	2021 (unaudited)	2020	2019
Cash Flows from operating activities
Net (loss) income	$(8,475)	$10,562	$17,820
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Non-cash equity-based compensation expense	45,713	24,745	2,308
Non-cash lease expense	594	—	—
Depreciation expense on property and equipment	369	289	272
Amortization of intangible assets	2,984	3,201	5,381
Amortization of deferred debt issuance costs	1,182	1,228	665
Loss on extinguishment of debt	—	1,998	—
Credit losses	143	526	354
Deferred taxes	919	(545)	—
Tax receivables agreement liability related adjustments	911	413	—
Changes in operating assets and liabilities:
Accounts receivable	20,058	(40,809)	(19,216)
Prepaid expenses and other current assets	(2,703)	(6,482)	(162)
Other assets	500	(4,375)	—
Accounts payable	(36,476)	57,793	13,441
Accrued expenses	2,902	2,866	1,280
Net cash provided by operating activities	$28,621	$51,410	$22,143
Cash flows from investing activities
Purchases of property and equipment	(650)	(296)	(146)
Acquisition of intangible assets	—	—	(148)
Purchase of cost method investment	—	(10,000)	—
Net cash (used in) investing activities	$(650)	$(10,296)	$(294)
Cash flows from financing activities
Proceeds received from:
Proceeds from issuance of Class A common stock, net of underwriter commission	—	124,179	—
Issuance of long-term debt	190,000	210,000	100,000
Revolving line of credit	—	7,500	—
Member contributions	—	—	62,806
Payments made for:
Repayments on revolving line of credit	—	(7,500)	—
Repayments on long-term debt	(186,375)	(123,648)	(15,073)
Debt issuance costs	(866)	(4,467)	(2,303)
Repurchase of Class B units at QLH up to fair value	—	(1,453)	(4,467)
IPO costs to third parties	—	(12,227)	—
Shares withheld for taxes on vesting of restricted stock units	(3,382)	(4,235)	—
Repurchase of Class B common stock	—	(84,320)	—
Redemption of Class A units	—	—	(62,806)
Distributions	(338)	(131,417)	(95,640)
Net cash (used in) financing activities	$(961)	$(27,588)	$(17,483)
Net increase in cash and cash equivalents	27,010	13,526	4,366
Cash and cash equivalents, beginning of period	23,554	10,028	5,662
Cash and cash equivalents, end of period	$50,564	$23,554	$10,028

Key business and operating metrics
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the full years ended December 31, 2021 and 2020:

	Full year ended December 31,
(dollars in thousands)	2021	2020
Open Marketplace transactions	$627,705	$573,242
Percentage of total Transaction Value	61.6%	70.3%
Private Marketplace transactions	391,265	242,470
Percentage of total Transaction Value	38.4%	29.7%
Total Transaction Value	$1,018,970	$815,712

The following table presents Transaction Value by platform model for the three months ended December 31, 2021 and 2020:

	Three months ended December 31,
(dollars in thousands)	2021	2020
Open Marketplace transactions	$158,035	$187,018
Percentage of total Transaction Value	64.5%	72.8%
Private Marketplace transactions	86,854	69,880
Percentage of total Transaction Value	35.5%	27.2%
Total Transaction Value	$244,889	$256,898

The following table presents Transaction Value by vertical for the full years ended December 31, 2021 and 2020:

	Full year ended December 31,
(dollars in thousands)	2021	2020
Property & Casualty insurance	$655,591	$549,916
Percentage of total Transaction Value	64.3%	67.4%
Health insurance	245,221	175,539
Percentage of total Transaction Value	24.1%	21.5%
Life insurance	52,302	42,206
Percentage of total Transaction Value	5.1%	5.2%
Other(1)	65,856	48,051
Percentage of total Transaction Value	6.5%	5.9%
Total Transaction Value	$1,018,970	$815,712

The following table presents Transaction Value by vertical for the three months ended December 31, 2021 and 2020:

	Three months ended December 31,
(dollars in thousands)	2021	2020
Property & Casualty insurance	$120,143	$158,961
Percentage of total Transaction Value	49.1%	61.9%
Health insurance	98,946	76,800
Percentage of total Transaction Value	40.4%	29.9%
Life insurance	10,566	10,489
Percentage of total Transaction Value	4.3%	4.1%
Other(1)	15,234	10,648
Percentage of total Transaction Value	6.2%	4.1%
Total Transaction Value	$244,889	$256,898
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statement of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the full years ended December 31, 2021 and 2020:

	Full year ended December 31,
(in thousands)	2021	2020
Revenue	$645,274	$584,814
Less cost of revenue	(543,750)	(499,434)
Gross profit	101,524	85,380
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	1,665	2,809
Salaries, wages, and related	2,004	2,188
Internet and hosting	419	438
Amortization	—	—
Depreciation	29	24
Other expenses	451	284
Other services	1,213	902
Merchant-related fees	309	585
Contribution	107,614	92,610
Gross Margin	15.7%	14.6%
Contribution Margin	16.7%	15.8%

The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended December 31, 2021 and 2020:

	Three months ended December 31,
(in thousands)	2021	2020
Revenue	$161,584	$190,205
Less cost of revenue	(136,184)	(163,742)
Gross profit	25,400	26,463
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	376	2,751
Salaries, wages, and related	481	1,013
Internet and hosting	104	110
Amortization	—	—
Depreciation	7	7
Other expenses	128	79
Other services	366	286
Merchant-related fees	23	138
Contribution	26,885	30,847
Gross Margin	15.7%	13.9%
Contribution Margin	16.6%	16.2%
Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider useful information to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.

The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the full years ended December 31, 2021 and 2020.

	Full year ended December 31,
(in thousands)	2021	2020
Net (loss) income	$(8,475)	$10,562
Equity-based compensation expense	45,713	25,536
Interest expense	7,830	7,938
Income tax (benefit)	(1,047)	(1,267)
Depreciation expense on property and equipment	369	289
Amortization of intangible assets	2,984	3,201
Transaction expenses(1)	4,128	11,511
Employee-related costs(2)	674	—
SOX implementation costs(3)	1,168	—
Settlement costs(4)	859	—
Changes in TRA related liability(5)	911	—
Reduction in Tax Indemnification Receivable(6)	1,360	304
Non-cash compensation(7)	880	—
Employee retention credits(8)	(1,303)	—
Settlement of federal and state income tax refunds(9)	2,116	—
Adjusted EBITDA	$58,167	$58,074
(1)Transaction expenses consist of $4.1 million of expenses incurred by us for the year ended December 31, 2021 for legal and accounting fees and other costs in connection with the Secondary Offering and other registration statements, and the refinancing of our 2020 Credit Facilities. For the year ended December 31, 2020, transaction expenses consist of $5.9 million in legal, and other consulting fees, $3.6 million in transaction bonuses related to the Reorganization Transaction and IPO, and $2.0 million in loss on extinguishment of debt related to the termination of 2019 Credit Facilities.
(2)Employee-related costs include $0.6 million of expenses incurred by us for the year ended December 31, 2021 for amounts payable to recruiting firms in connection with the hiring of certain executive officers to support our operation as a publicly-reporting company.
(3)SOX implementation costs consist of $1.2 million of expenses incurred by us for the year ended December 31, 2021 for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b).
(4)Settlement costs consist of $0.9 million of expenses incurred by us for the year ended December 31, 2021 in connection with the settlement of certain claims made by the Attorney General's Office of the State of Washington.
(5)Changes in TRA related liability consist of $0.9 million of expense for the year ended December 31, 2021 due to a change in the estimated future state tax benefits, and other changes in the estimate, resulting in reduction of the TRA liability created in connection with the Reorganization Transactions.
(6)Reduction in Tax Indemnification Receivable consists of $1.4 million and $0.3 million of expenses incurred by us for the year ended December 31, 2021 and 2020, respectively, related to a reduction in the tax indemnification receivable recorded in connection with the Reorganization Transactions. The reduction also resulted in a benefit of the same amount which has been recorded within income tax (benefit).
(7)Non-cash compensation consists of $0.9 million of expenses incurred by us for the year ended December 31, 2021 for payment of annual bonuses to certain of our executive officers in the form of grants of restricted stock units, rather than in cash.
(8)Employee retention credits consist of $1.3 million of benefit for the year ended December 31, 2021 as a result of our receipt of employee retention credits under the provisions of the CARES Act.
(9)Settlement of federal and state tax refunds consist of $2.1 million of expense incurred by us for the year ended December 31, 2021 related to reimbursement to White Mountains for settlement of federal and state tax refunds for the period prior to the Reorganization Transaction related to 2020 federal and state tax returns. The settlement also resulted in a benefit of the same amount which has been recorded within income tax (benefit).

The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended December 31, 2021 and 2020.

	Three months ended December 31,
(in thousands)	2021	2020
Net loss	$(3,981)	$(13,238)
Equity-based compensation expense	12,392	22,983
Interest expense	1,527	3,094
Income tax (benefit)	(2,683)	(1,287)
Depreciation expense on property and equipment	97	79
Amortization of intangible assets	746	799
Transaction expenses(1)	245	5,463
Employee-related costs(2)	55	—
SOX implementation costs(3)	371	—
Settlement costs(4)	59	—
Changes in TRA related liability(5)	1,515	—
Reduction in Tax Indemnification Receivable(6)	1,213	304
Non-cash compensation(7)	880	—
Employee retention credit(8)	(1,303)	—
Settlement of federal and state income tax refunds(9)	2,116	—
Adjusted EBITDA	$13,249	$18,197
(1)Transaction expenses consist of $0.2 million of expenses incurred by us for the three months ended December 31, 2021 for legal and accounting fees and other costs in connection with the filing of registration statements. For the three months ended December 31, 2020, transaction expenses consist of $1.8 million in legal and other consulting fees and $3.6 million in transaction bonuses related to the IPO and the Reorganization Transactions.
(2)Employee-related costs consist of $0.1 million of expenses incurred by us for the three months ended December 31, 2021 for amounts payable to recruiting firms in connection with the hiring of certain executive officers to support our operation as a publicly-reporting company.
(3)SOX implementation costs consist of $0.4 million of expenses incurred by us for the three months ended December 31, 2021 for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b).
(4)Settlement costs consist of $0.1 million of expenses incurred by us for the three months ended December 31, 2021 related to certain claims made by the Attorney General's Office of the State of Washington.
(5)Changes in TRA related liability consist of $1.5 million of expense for the three months ended December 31, 2021 due to a change in the estimated future state tax benefits, and other changes in the estimate, resulting in reduction of the TRA liability created in connection with the Reorganization Transactions.
(6)Reduction in Tax Indemnification Receivable consists of $1.2 million and $0.3 million of expenses incurred by us for the three months ended December 31, 2021 and 2020, respectively, related to a reduction in the tax indemnification receivable recorded in connection with the Reorganization Transactions. The reduction also resulted in a benefit of the same amount which has been recorded within income tax (benefit).
(7)Non-cash compensation consists of $0.9 million of expenses incurred by us for the three months ended December 31, 2021 for payment of annual bonuses to certain of our executive officers in the form of grants of restricted stock units, rather than in cash.
(8)Employee retention credits consist of $1.3 million of benefit for the three months ended December 31, 2021 as a result of our receipt of employee retention credits under the provisions of the CARES Act.
(9)Settlement of federal and state tax refunds consist of $2.1 million of expense incurred by us for the three months ended December 31, 2021 related to reimbursement to White Mountains for settlement of federal and state tax refunds for the period prior to the Reorganization Transaction related to 2020 federal and state tax returns. The settlement also resulted in a benefit of the same amount which has been recorded within income tax (benefit).